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                                                                    EXHIBIT 3.33

                                     FORM OF
                            ARTICLES OF ORGANIZATION
                                       OF
                          ABBOTT & ANDREWS REALTY, LLC
                               ABBOTT RESORTS, LLC
                     ADVANTAGE VACATION HOMES BY STYLES, LLC
                            BLUEBILL PROPERTIES, LLC
                         COASTAL REAL ESTATE SALES, LLC
                          PRISCILLA MURPHY REALTY, LLC
                               STYLES ESTATES, LLC
                         TOPS'L CLUB OF NW FLORIDA, LLC

ARTICLE 1 - NAME:
The name of the Florida Limited Liability Company is: ___________________.

ARTICLE II - ADDRESS:
The mailing address and street address of the principal office of the Limited Liability Company is:
530 Oak Court Drive, Suite 360, Memphis, TN 38117

ARTICLE III - REGISTERED AGENT, REGISTERED OFFICE, & REGISTERED
              AGENT'S SIGNATURE:

      The name and the Florida street address of the registered agent are:

                             C T Corporation System
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                                      Name

            c/o C T Corporation System, 1200 South Pine Island Road
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                 Florida street address (P.O. Box NOT acceptable

       Plantation                                  FL  33324
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                              City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby, accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S.

                             C T Corporation System
     By: /s/ John J. Linniham
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                          Registered Agent's Signature

     John J. Linniham, Asst. VP
       (An additional article must be added if an effective date is requested)

       /s/ Karen M. Ray, Organizer
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       SIGNATURE OF A MEMBER OR AN AUTHORIZED REPRESENTATIVE OF A MEMBER.

       (In accordance with section 608.408(3), Florida Statutes, the execution of this document constitute an affirmation under the penalties of perjury that the facts stated herein are true.)

                             Karen M. Ray, Organizer
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                         Typed or printed name of signee